UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SANDISK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	77-0191793 (IRS Employer Identification No.)

601 McCarthy Boulevard, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☑
Securities Act registration statement file number to which this form related:
Securities to be registered pursuant to Section 12(g) of the Act: Rights to Purchase Series A Junior Participating Preferred Stock

Item 1. Description of Registrant’s Securities to be Registered.
     On November 6, 2006, SanDisk Corporation (the “Registrant”) and Computershare Trust Company, Inc. (“Computershare”) amended the Rights Agreement, by and between the Registrant and Computershare, dated as of September 15, 2003 (the “Rights Agreement”) to extend the expiration date of the rights contained therein to April 28, 2017 (the “Amendment”). The Rights Agreement remains otherwise unmodified.
     A copy of the Rights Agreement and a summary of its material terms were filed with the Securities and Exchange Commission on a Form 8-A on September 25, 2003 and are incorporated herein by reference. A copy of the Amendment is filed herewith as Exhibit 4.2 and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Rights Agreement, dated as of September 15, 2003, by and between the Registrant and Computershare Trust Company, Inc. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A filed September 25, 2003).

4.2	Amendment No. 1 to Rights Agreement by and between the Registrant and Computershare Trust Company, Inc., dated as of November 6, 2006.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 8, 2006

SANDISK CORPORATION (Registrant)

By:	/s/ Judy Bruner
Name:	Judy Bruner
Title:	Executive Vice President and Chief Financial
Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description of Exhibit
4.1	Rights Agreement, dated as of September 15, 2003, by and between the Registrant and Computershare Trust Company, Inc. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A filed September 25, 2003).

4.2	Amendment No. 1 to Rights Agreement by and between the Registrant and Computershare Trust Company, Inc., dated as of November 6, 2006.

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